Exhibit 15.2

POMDOCTOR LIMITED	Email dbulley@applebyglobal.com
Yongxu Industrial Park
No.19-23 Hejing Road, Dongsha Street	Direct Dial +852 2905 5770
Liwan District, Guangzhou 510000	Tel +852 2523 8123
People’s Republic of China	Fax +852 2524 5548

Appleby Ref 451406.0003/DRB/DB

14 May 2026

Suites 3504B-06
35/F, Two Taikoo Place
979 King’s Road
Quarry Bay
Hong Kong

Tel +852 2523 8123

applebyglobal.com

Managing Partner
David Bulley

Partners
Fiona Chan
Vincent Chan
Chris Cheng
Richard Grasby
Judy Lee
Michael Makridakis
John McCarroll SC
Lorinda Peasland
Eliot Simpson	POMDOCTOR LIMITED (the Company)

We have acted as legal advisers as to the laws of the Cayman Islands to the Company, an exempted company with limited liability incorporated in the Cayman Islands, connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2025 (the “Annual Report”).

We hereby consent to the reference to our firm under the headings “Item 3. Key Information—Enforceability of Civil Liabilities,” “Item 3. Key Information—D. Risk Factors—Risks Related to Our ADSs,” “Item 10. Additional Information—B. Memorandum and Articles of Association—Differences in Corporate Law” and “Item 10. Additional Information—E. Taxation—Cayman Islands Taxation” in the Annual Report, and we further consent to the incorporation by reference of the summary of our opinions under these headings into the Company’s Registration Statement on Form S-8 (No. 333-291280) that was filed on 5 November 2025, pertaining to the Company’s 2025 Share Incentive Plan as adopted by resolutions of the board of directors of the Company passed on 17 February 2025.

We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Appleby
Appleby

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